Exhibit 99.1

NEWS FROM LAKELAND FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE

Contact

Lisa M. O’Neill

Executive Vice President and Chief Financial Officer

(574) 267-9125

lisa.oneill@lakecitybank.com

Lakeland Financial Reports Quarterly Performance

Year to Date Net Income Increases by 10% over 2018

Warsaw, Indiana (October 25, 2019) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record third quarter net income of $21.5 million for the three months ended September 30, 2019, an increase of 4% versus $20.6 million for the third quarter of 2018. Diluted earnings per share also increased 4% to $0.83 for the third quarter of 2019, versus $0.80 for the third quarter of 2018.

The company further reported record net income of $64.8 million for the nine months ended September 30, 2019 versus $59.0 million for the comparable period of 2018, an increase of 10%. Diluted net income per common share increased 10% to $2.52 for the nine months ended September 30, 2019 versus $2.30 for the comparable period of 2018 and also represents a record performance.

David M. Findlay, President and CEO commented, “The Lake City bank team is proud of its continued growth in 2019. We experienced growth in every business unit and remain committed to our strategic growth in our Indiana markets. As the financial services sector continues to experience innovation in technology, we continue to invest in our people, infrastructure and technology to drive innovation for our customers.”

Highlights for the quarter are noted below.

3rd Quarter 2019 versus 3rd Quarter 2018 highlights:

•	Return on average assets unchanged at 1.72%
•	Return on average equity of 14.8%, compared to 16.6%
•	Organic loan growth of $180 million, or 5%
•	Core deposit growth of $328 million, or 9%
•	Net interest income increase of $1.6 million, or 4%
•	Net interest margin of 3.38% compared to 3.42%
•	Noninterest income increase of $141,000, or 1%
•	Revenue growth of $1.8 million, or 4%
•	Provision expense of $1.0 million compared to $1.1 million
•	Nonperforming assets to total assets of 0.39% versus 0.27%
•	Total equity and tangible common equity[1] increase of $86 million, or 17%

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures.”

1

3rd Quarter 2019 versus 2nd Quarter 2019 highlights:

•	Return on average assets of 1.72%, compared to 1.76%
•	Return on average equity of 14.8% compared to 15.8%
•	Organic loan growth of $25 million or 1%
•	Net interest income increase of $1.1 million, or 3%
•	Net interest margin increase to 3.38% from 3.37%
•	Noninterest expense increase of $645,000, or 3%
•	Revenue growth of $311,000, or 1%
•	Provision expense of $1.0 million compared to $785,000
•	Nonperforming assets to total assets of 0.39% versus 0.31%
•	Total equity and tangible common equity[1] increase of $19 million, or 3%

As announced on October 8, 2019, the board of directors approved a cash dividend for the third quarter of $0.30 per share, payable on November 5, 2019, to shareholders of record as of October 25, 2019. Including this dividend, the total dividends per share for 2019 represent a 16% increase over the total dividends per share paid during the same period of 2018.

Return on average total equity for the third quarter of 2019 was 14.78%, compared to 16.55% in the third quarter of 2018 and 15.76% in the linked second quarter of 2019. Return on average total equity for the first nine months of 2019 was 15.68%, compared to 16.42% in the same period of 2018. Average equity increased at a faster pace than net income in 2019 due to an increase in the fair value adjustment for investment securities, net of tax, which increases equity but does not affect net income. Return on average assets for the third quarters of 2019 and 2018 was 1.72%, compared to 1.76% in the linked second quarter of 2019. Return on average assets for the first nine months of 2019 was 1.76% compared to 1.67% in the same period of 2018. The company’s total capital as a percentage of risk-weighted assets was 14.78% at September 30, 2019, compared to 14.14% at September 30, 2018 and 14.49% at June 30, 2019. The company’s tangible common equity to tangible assets ratio1 was 11.74% at September 30, 2019, compared to 10.41% at September 30, 2018 and 11.30% at June 30, 2019.

Average total loans for the third quarter of 2019 were $4.02 billion, an increase of $178.2 million, or 5%, versus $3.84 billion for the third quarter 2018. On a linked quarter basis, total average loans grew $54.5 million, or 1%, from $3.96 billion at June 30, 2019. Total loans outstanding grew $180.1 million, or 5%, from $3.84 billion as of September 30, 2018 to $4.02 billion as of September 30, 2019.

Findlay noted, “Overall, we are pleased with our organic loan growth across our markets, but we continue to see elevated levels of loan payoffs related to several factors, including long term non-bank financing and the sale of companies. Clearly, our commercial borrowers are approaching capital investment conservatively as our commercial line utilization has been lower than our historical levels. We continue to expect to see loan growth driven by ongoing market share growth and organic expansion.”

Average total deposits for the third quarter of 2019 were $4.27 billion, an increase of $242.3 million, or 6%, versus $4.03 billion for the third quarter of 2018. Average total deposits decreased by $33.1 million or 1% as compared to average deposits of $4.30 billion on a linked quarter basis. Total deposits grew $267.5 million, or 7%, from $4.02 billion as of September 30, 2018 to $4.28 billion as of September 30, 2019. In addition, total core deposits, which exclude brokered deposits, increased $327.7 million, or 9%, from $3.84 billion at September 30, 2018 to $4.17 billion at September 30, 2019 due primarily to growth in commercial deposits of $264.4 million or 25%, as well as increases in retail deposits of $32.4 million, or 2%, and increases in public fund deposits of $30.9 million or 2%. Brokered deposits were $116.7 million at September 30, 2019, a decrease of $60.2 million, or 34%, as compared to $176.9 million as of September 30, 2018 due to scheduled maturities of wholesale funding that was not renewed.

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures”

2

The company’s net interest margin decreased four basis points to 3.38% for the third quarter of 2019 compared to 3.42% for the third quarter of 2018. Net interest margin for 2018 benefited from the Federal Reserve Bank increases to the Federal Funds Rate, which increased by 25 basis points in March, June and September of that year. The year over year decline in net interest margin was due to a higher cost of funds and lower yields on investment securities, partially offset by a higher yield on the company’s loan portfolio. The decline in the investment securities yield was due to the combined effect of the flattening, and at times inverted, yield curve and the corresponding increase in the fair value of the investment securities portfolio.

Linked quarter net interest margin increased by one basis point from 3.37% as of June 30, 2019 to 3.38% as of September 30, 2019, due to a decrease of 12 basis points in the cost of funds partially offset by a decline of 11 basis points in the yield on earning assets.

Findlay added, “We are pleased with our net interest margin expansion this quarter despite the two federal fund rate decreases enacted by the Federal Reserve Bank. We implemented timely deposit rate reductions to offset the loan repricing effect of lower rates. In addition, our net interest margin has benefited from continued growth in our commercial checking accounts which have increased by 16% year over year. Commercial deposits now account for 31% of total deposits, up from 26% a year ago.”

The company’s net interest margin was 3.40% for the nine months ended September 30, 2019 and was unchanged from 2018. Net interest income increased by $4.5 million or 4% for the nine months ended September 30, 2019 as compared to the first nine months of 2018 due to loan and deposit growth.

The company recorded a provision for loan losses of $1.0 million in the third quarter of 2019, compared to $1.1 million in the third quarter of 2018 and $785,000 in the linked second quarter of 2019. Net charge-offs in the third quarter of 2019 were $936,000 versus net charge-offs of $463,000 in the third quarter of 2018 and net recoveries of $217,000 during the linked second quarter of 2019. Annualized net charge-offs to average loans were 0.09% for the third quarter of 2019 versus 0.05% for the third quarter of 2018. Annualized net recoveries to average loans were 0.02% for the linked second quarter of 2019. On a year to date basis, net charge-offs to average loans were 0.03% compared to net charge offs to average loans of 0.17% for the first nine months of 2018.

Nonperforming assets increased $6.5 million, or 51%, to $19.3 million as of September 30, 2019 versus $12.8 million as of September 30, 2018 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets increased $4.0 million, or 26%, from the $15.3 million reported as of June 30, 2019. The linked quarter increase was primarily driven by three commercial relationships being placed in nonaccrual status during the third quarter of 2019. The ratio of nonperforming assets to total assets at September 30, 2019 was 0.39% compared to 0.27% at September 30, 2018 and 0.31% at June 30, 2019. Loan loss reserve to total loans was unchanged at 1.26% as of September 30, 2019, September 30, 2018 and June 30, 2019.

3

The company continues to prepare and make progress on the planned adoption of the FASB’s new rule related to credit losses on financial instruments (“CECL”) that will be effective on January 1, 2020. The company intends to disclose a range of potential impact upon adoption of this new standard in its upcoming Form 10-Q for the quarter ended September 30, 2019, based on the company’s loan portfolio composition as of September 30, 2019.

The company’s noninterest income increased $141,000, or 1%, to $10.8 million for the third quarter of 2019, compared to $10.6 million for the third quarter of 2018. Noninterest income was positively impacted by a 99% increase over the prior year third quarter in mortgage banking income, driven by higher mortgage refinance volumes. In addition, loan and serving fees increased by 8%, and wealth advisory fees increased by 7% compared to the third quarter of 2018. Offsetting the increases, was a decrease of 11% in service charges on deposit accounts driven by lower treasury management fees due to the previously disclosed discontinuance of a treasury management relationship in July 2019. Noninterest income was $11.6 million in the linked second quarter of 2019.

The company’s noninterest income increased $3.7 million, or 12%, to $33.9 million for the nine months ended September 30, 2019 compared to $30.2 million in the prior year period. Noninterest income was positively impacted by $1.2 million increase in service charges on deposit accounts. Loan and service fees increased by 7% or $478,000, wealth advisory fees increased by 7% or $326,000, mortgage banking income increased by 26% or $258,000 and investment brokerage fees increased by 25% or $257,000.

The company’s noninterest expense increased $537,000, or 2%, to $22.7 million in the third quarter of 2019, compared to $22.2 million in the third quarter of 2018 and increased by $645,000 on a linked quarter basis. Year over year quarter increases in professional fees resulted from higher legal expenses and costs related to CECL implementation. Data processing fees increased as a result of the company’s continued investment in technology driven solutions. Net occupancy expense increased due to higher depreciation and rent expenses related to new branch locations as well as remodeling and improvements made to existing branches and other offices. Offsetting these increases was a $661,000 decrease in FDIC insurance and other regulatory fees. In the third quarter of 2019, the FDIC announced that due to the Deposit Insurance Fund reserve ratio exceeding 1.38%, banks with consolidated assets of less than $10 billion would be receiving credits against their deposit insurance assessments. The $1.1 million credit is applied as a reduction of FDIC assessments commencing with the payment of the second quarter assessment paid in July 2019 and is expected to be fully utilized by the first quarter of 2020.

The company’s noninterest expense increased by $3.6 million, or 6%, to $67.3 million in the first nine months of 2019 compared to $63.7 million in the prior year period. The increase was driven by salaries and employee benefits, which increased by 3%, or $964,000, primarily due to staffing increases in revenue producing areas and normal merit increases. Other expense increased by $1.5 million or 29% to $6.9 million from $5.3 million in the nine month period ended September 30, 2018. Offsetting these increases was a decrease in FDIC insurance and regulatory fees driven by the credits received against the bank’s FDIC deposit insurance assessment.

The company’s efficiency ratio was 45.2% for the third quarter of 2019, compared to 45.5% for the third quarter of 2018 and 44.2% for the linked second quarter of 2019. The company’s efficiency ratio was 44.9% for the nine months ended September 30, 2019 compared to 44.8% in the prior year period.

Lakeland Financial Corporation is a $5.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fifth largest bank headquartered in the state and the largest bank 100% invested in Indiana. Lake City Bank operates 50 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

4

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States, this earnings release contains certain non-GAAP financial measures. The company believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “total equity” excluding intangible assets, net of deferred tax, and “tangible assets” which is “total assets” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalents is included in the attached financial tables where the non-GAAP measures are presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including trade policy and those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

5

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
(Unaudited – Dollars in thousands, except per share data)	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2019	2019	2018	2019	2018
Assets	$4,948,155	$4,975,519	$4,757,619	$4,948,155	$4,757,619
Deposits	4,283,390	4,221,299	4,015,924	4,283,390	4,015,924
Brokered Deposits	116,698	217,981	176,927	116,698	176,927
Core Deposits (3)	4,166,692	4,003,318	3,838,997	4,166,692	3,838,997
Loans	4,023,221	3,998,618	3,843,125	4,023,221	3,843,125
Allowance for Loan Losses	50,628	50,564	48,343	50,628	48,343
Total Equity	584,436	565,363	498,541	584,436	498,541
Goodwill net of deferred tax assets	3,799	3,779	3,790	3,799	3,790
Tangible Common Equity (1)	580,657	561,584	494,751	580,657	494,751
AVERAGE BALANCES
Total Assets	$4,941,503	$4,961,453	$4,748,953	$4,928,396	$4,731,769
Earning Assets	4,698,937	4,625,949	4,451,449	4,625,820	4,440,493
Investments - available for sale	614,784	601,178	569,567	601,098	558,784
Loans	4,015,773	3,961,322	3,837,595	3,965,397	3,823,153
Total Deposits	4,267,708	4,300,759	4,025,398	4,220,248	4,070,565
Interest Bearing Deposits	3,306,638	3,378,030	3,167,135	3,296,995	3,228,768
Interest Bearing Liabilities	3,356,436	3,444,382	3,363,583	3,408,767	3,379,929
Total Equity	575,865	552,536	493,145	552,965	480,896
INCOME STATEMENT DATA
Net Interest Income	$39,545	$38,411	$37,925	$116,165	$111,681
Net Interest Income-Fully Tax Equivalent	40,084	38,923	38,397	117,716	112,998
Provision for Loan Losses	1,000	785	1,100	2,985	6,100
Noninterest Income	10,765	11,588	10,624	33,878	30,225
Noninterest Expense	22,737	22,092	22,200	67,302	63,705
Net Income	21,454	21,713	20,570	64,849	59,048
PER SHARE DATA
Basic Net Income Per Common Share	$0.84	$0.85	$0.81	$2.54	$2.33
Diluted Net Income Per Common Share	0.83	0.85	0.80	2.52	2.30
Cash Dividends Declared Per Common Share	0.30	0.30	0.26	0.86	0.74
Dividend Payout	36.14%	35.29%	32.50%	34.13%	32.17%
Book Value Per Common Share (equity per share issued)	22.81	22.06	19.70	22.81	19.70
Tangible Book Value Per Common Share (1)	22.66	21.92	19.55	22.66	19.55
Market Value – High	47.46	49.20	51.25	49.20	51.76
Market Value – Low	41.26	43.76	46.35	39.78	45.01
Basic Weighted Average Common Shares Outstanding	25,622,338	25,614,701	25,301,033	25,576,740	25,284,085
Diluted Weighted Average Common Shares Outstanding	25,796,696	25,774,002	25,745,151	25,745,029	25,719,693
KEY RATIOS
Return on Average Assets	1.72%	1.76%	1.72%	1.76%	1.67%
Return on Average Total Equity	14.78	15.76	16.55	15.68	16.42
Average Equity to Average Assets	11.65	11.14	10.38	11.22	10.16
Net Interest Margin	3.38	3.37	3.42	3.40	3.40
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	45.19	44.19	45.51	44.86	44.81
Tier 1 Leverage (2)	12.07	11.72	11.31	12.07	11.31
Tier 1 Risk-Based Capital (2)	13.62	13.33	12.97	13.62	12.97
Common Equity Tier 1 (CET1) (2)	12.94	12.64	12.24	12.94	12.24
Total Capital (2)	14.78	14.49	14.14	14.78	14.14
Tangible Capital (1) (2)	11.74	11.30	10.41	11.74	10.41
ASSET QUALITY
Loans Past Due 30 - 89 Days	$922	$2,451	$13,476	$922	$13,476
Loans Past Due 90 Days or More	306	0	0	306	0
Non-accrual Loans	18,657	14,995	12,337	18,657	12,337
Nonperforming Loans (includes nonperforming TDRs)	18,963	14,995	12,337	18,963	12,337
Other Real Estate Owned	316	316	316	316	316
Other Nonperforming Assets	7	7	111	7	111
Total Nonperforming Assets	19,286	15,318	12,763	19,286	12,763
Performing Troubled Debt Restructurings	5,975	6,082	3,512	5,975	3,512
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	3,422	3,512	7,313	3,422	7,313
Total Troubled Debt Restructurings	9,397	9,594	10,825	9,397	10,825
Impaired Loans	28,070	24,271	20,906	28,070	20,906
Non-Impaired Watch List Loans	174,768	183,599	175,400	174,768	175,400
Total Impaired and Watch List Loans	202,838	207,870	196,306	202,838	196,306
Gross Charge Offs	1,221	84	581	1,589	5,686
Recoveries	285	301	118	779	808
Net Charge Offs/(Recoveries)	936	(217)	463	810	4,878
Net Charge Offs/(Recoveries) to Average Loans	0.09%	(0.02)%	0.05%	0.03%	0.17%
Loan Loss Reserve to Loans	1.26%	1.26%	1.26%	1.26%	1.26%
Loan Loss Reserve to Nonperforming Loans	266.98%	337.18%	391.92%	266.98%	391.92%
Loan Loss Reserve to Nonperforming Loans and Performing TDRs	203.02%	239.90%	305.03%	203.02%	305.03%
Nonperforming Loans to Loans	0.47%	0.38%	0.32%	0.47%	0.32%
Nonperforming Assets to Assets	0.39%	0.31%	0.27%	0.39%	0.27%
Total Impaired and Watch List Loans to Total Loans	5.04%	5.20%	5.11%	5.04%	5.11%
OTHER DATA
Full Time Equivalent Employees	561	571	549	561	549
Offices	50	50	49	50	49

(1)	Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2)	Capital ratios for September 30, 2019 are preliminary until the Call Report is filed.
(3)	Core deposits equals deposits less brokered deposits

6

CONSOLIDATED BALANCE SHEETS (in thousands, except share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and due from banks	$90,442	$192,290
Short-term investments	46,133	24,632
Total cash and cash equivalents	136,575	216,922

Securities available-for-sale (carried at fair value)	613,230	585,549
Real estate mortgage loans held-for-sale	7,424	2,293

Loans, net of allowance for loan losses of $50,628 and $48,453	3,972,593	3,866,292

Land, premises and equipment, net	59,631	58,097
Bank owned life insurance	83,153	77,106
Federal Reserve and Federal Home Loan Bank stock	13,772	13,772
Accrued interest receivable	15,823	15,518
Goodwill	4,970	4,970
Other assets	40,984	34,735
Total assets	$4,948,155	$4,875,254

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$1,011,336	$946,838
Interest bearing deposits	3,272,054	3,097,227
Total deposits	4,283,390	4,044,065

Borrowings
Securities sold under agreements to repurchase	0	75,555
Federal Home Loan Bank advances	0	170,000
Subordinated debentures	30,928	30,928
Total borrowings	30,928	276,483

Accrued interest payable	12,071	10,404
Other liabilities	37,330	22,598
Total liabilities	4,363,719	4,353,550

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,623,016 shares issued and 25,445,400 outstanding as of September 30, 2019
25,301,732 shares issued and 25,128,773 outstanding as of December 31, 2018	114,243	112,383
Retained earnings	460,736	419,179
Accumulated other comprehensive income (loss)	13,467	(6,191)
Treasury stock at cost (177,616 shares as of September 30, 2019, 172,959 shares as of December 31, 2018)	(4,099)	(3,756)
Total stockholders' equity	584,347	521,615
Noncontrolling interest	89	89
Total equity	584,436	521,704
Total liabilities and equity	$4,948,155	$4,875,254

7

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
NET INTEREST INCOME
Interest and fees on loans
Taxable	$50,139	$46,127	$149,094	$132,360
Tax exempt	234	208	720	627
Interest and dividends on securities
Taxable	2,209	2,275	6,956	7,201
Tax exempt	1,819	1,570	5,171	4,367
Other interest income	368	199	957	687
Total interest income	54,769	50,379	162,898	145,242

Interest on deposits	14,692	11,473	44,131	31,488
Interest on borrowings
Short-term	113	555	1,295	861
Long-term	419	426	1,307	1,212
Total interest expense	15,224	12,454	46,733	33,561

NET INTEREST INCOME	39,545	37,925	116,165	111,681

Provision for loan losses	1,000	1,100	2,985	6,100

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	38,545	36,825	113,180	105,581

NONINTEREST INCOME
Wealth advisory fees	1,736	1,627	5,002	4,676
Investment brokerage fees	386	376	1,300	1,043
Service charges on deposit accounts	3,654	4,114	12,791	11,542
Loan and service fees	2,518	2,327	7,403	6,925
Merchant card fee income	690	643	1,982	1,834
Bank owned life insurance income	515	466	1,246	1,177
Mortgage banking income	636	319	1,256	998
Net securities gains (losses)	6	0	94	(6)
Other income	624	752	2,804	2,036
Total noninterest income	10,765	10,624	33,878	30,225

NONINTEREST EXPENSE
Salaries and employee benefits	12,837	12,755	37,231	36,267
Net occupancy expense	1,351	1,229	4,000	3,892
Equipment costs	1,385	1,316	4,143	3,840
Data processing fees and supplies	2,620	2,489	7,619	7,292
Corporate and business development	999	891	3,376	3,070
FDIC insurance and other regulatory fees	(249)	412	566	1,282
Professional fees	1,479	934	3,487	2,716
Other expense	2,315	2,174	6,880	5,346
Total noninterest expense	22,737	22,200	67,302	63,705

INCOME BEFORE INCOME TAX EXPENSE	26,573	25,249	79,756	72,101
Income tax expense	5,119	4,679	14,907	13,053
NET INCOME	$21,454	$20,570	$64,849	$59,048

BASIC WEIGHTED AVERAGE COMMON SHARES	25,622,338	25,301,033	25,576,740	25,284,085
BASIC EARNINGS PER COMMON SHARE	$0.84	$0.81	$2.54	$2.33
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,796,696	25,745,151	25,745,029	25,719,693
DILUTED EARNINGS PER COMMON SHARE	$0.83	$0.80	$2.52	$2.30

8

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2019
(unaudited, in thousands)

	September 30,		June 30,		December 31,		September 30,
	2019		2019		2018		2018
Commercial and industrial loans:
Working capital lines of credit loans	$730,557	18.2%	$755,090	18.9%	$690,620	17.6%	$757,004	19.7%
Non-working capital loans	701,773	17.4	695,235	17.3	714,759	18.3	693,402	18.0
Total commercial and industrial loans	1,432,330	35.6	1,450,325	36.2	1,405,379	35.9	1,450,406	37.7

Commercial real estate and multi-family residential loans:
Construction and land development loans	319,420	7.9	321,550	8.0	266,805	6.8	231,795	6.0
Owner occupied loans	556,536	13.8	557,115	13.9	586,325	15.0	571,998	14.9
Nonowner occupied loans	545,444	13.5	533,880	13.4	520,901	13.3	520,414	13.5
Multifamily loans	259,408	6.5	242,966	6.1	195,604	5.0	192,218	5.0
Total commercial real estate and multi-family residential loans	1,680,808	41.7	1,655,511	41.4	1,569,635	40.1	1,516,425	39.4

Agri-business and agricultural loans:
Loans secured by farmland	176,024	4.4	148,883	3.7	177,503	4.6	159,256	4.2
Loans for agricultural production	153,943	3.8	165,595	4.2	193,010	4.9	134,773	3.5
Total agri-business and agricultural loans	329,967	8.2	314,478	7.9	370,513	9.5	294,029	7.7

Other commercial loans	100,100	2.5	104,084	2.6	95,657	2.4	114,350	3.0
Total commercial loans	3,543,205	88.0	3,524,398	88.1	3,441,184	87.9	3,375,210	87.8

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	187,404	4.6	187,863	4.7	185,822	4.7	185,212	4.8
Open end and junior lien loans	191,597	4.8	188,558	4.7	187,030	4.8	185,869	4.8
Residential construction and land development loans	11,774	0.3	12,270	0.3	16,226	0.4	15,128	0.4
Total consumer 1-4 family mortgage loans	390,775	9.7	388,691	9.7	389,078	9.9	386,209	10.0

Other consumer loans	90,631	2.3	86,996	2.2	86,064	2.2	83,203	2.2
Total consumer loans	481,406	12.0	475,687	11.9	475,142	12.1	469,412	12.2
Subtotal	4,024,611	100.0%	4,000,085	100.0%	3,916,326	100.0%	3,844,622	100.0%
Less: Allowance for loan losses	(50,628)		(50,564)		(48,453)		(48,343)
Net deferred loan fees	(1,390)		(1,467)		(1,581)		(1,497)
Loans, net	$3,972,593		$3,948,054		$3,866,292		$3,794,782

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
THIRD QUARTER 2019
(unaudited, in thousands)

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Non-interest bearing demand deposits	$1,011,336	$946,471	$946,838	$880,363
Savings and transaction accounts:
Savings deposits	237,997	238,369	247,903	251,748
Interest bearing demand deposits	1,650,691	1,708,397	1,429,570	1,388,934
Time deposits:
Deposits of $100,000 or more	1,101,730	1,053,619	1,146,221	1,223,457
Other time deposits	281,636	274,443	273,533	271,422
Total deposits	$4,283,390	$4,221,299	$4,044,065	$4,015,924
FHLB advances and other borrowings	30,928	145,928	276,483	208,280
Total funding sources	$4,314,318	$4,367,227	$4,320,548	$4,224,204

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LAKELAND FINANCIAL CORPORATION

AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS

(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,991,572	$50,139	4.98%	$3,936,747	$50,089	5.10%	$3,814,831	$46,127	4.80%
Tax exempt (1)	24,201	292	4.78	24,575	292	4.77	22,764	257	4.48
Investments: (1)
Available for sale	614,784	4,509	2.91	601,178	4,415	2.95	569,567	4,263	2.97
Short-term investments	3,478	16	1.83	12,092	97	3.22	3,480	14	1.60
Interest bearing deposits	64,902	352	2.15	51,357	254	1.98	40,807	185	1.80
Total earning assets	$4,698,937	$55,308	4.67%	$4,625,949	$55,147	4.78%	$4,451,449	$50,846	4.53%
Less: Allowance for loan losses	(50,732)			(49,965)			(48,137)
Nonearning Assets
Cash and due from banks	77,921			171,313			144,605
Premises and equipment	59,268			58,857			57,545
Other nonearning assets	156,109			155,299			143,491
Total assets	$4,941,503			$4,961,453			$4,748,953

Interest Bearing Liabilities
Savings deposits	$235,957	$62	0.10%	$240,824	$71	0.12%	$253,244	$79	0.12%
Interest bearing checking accounts	1,667,690	6,712	1.60	1,743,813	7,576	1.74	1,407,460	4,455	1.26
Time deposits:
In denominations under $100,000	278,598	1,383	1.97	274,217	1,300	1.90	270,480	1,055	1.55
In denominations over $100,000	1,124,393	6,535	2.31	1,119,176	6,609	2.37	1,235,951	5,884	1.89
Miscellaneous short-term borrowings	18,870	113	2.38	35,424	232	2.63	165,520	555	1.33
Long-term borrowings and
subordinated debentures	30,928	419	5.37	30,928	436	5.65	30,928	426	5.46
Total interest bearing liabilities	$3,356,436	$15,224	1.80%	$3,444,382	$16,224	1.89%	$3,363,583	$12,454	1.47%
Noninterest Bearing Liabilities
Demand deposits	961,070			922,729			858,263
Other liabilities	48,132			41,806			33,962
Stockholders' Equity	575,865			552,536			493,145
Total liabilities and stockholders' equity	$4,941,503			$4,961,453			$4,748,953

Interest Margin Recap
Interest income/average earning assets		55,308	4.67		55,147	4.78		50,846	4.53
Interest expense/average earning assets		15,224	1.29		16,224	1.41		12,454	1.11
Net interest income and margin		$40,084	3.38%		$38,923	3.37%		$38,392	3.42%

(1)	Tax exempt income was converted to a fully taxable equivalent basis at a 21 percent tax rate. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) adjustment applicable to nondeductible interest expenses. Taxable equivalent basis adjustments were $539,000, $512,000 and $467,000 in the three-month periods ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2019 and 2018, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

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Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets, tangible book value per share and the tangible common equity to tangible assets ratio are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity, net of deferred tax. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets, net of deferred tax. Tangible book value per share is calculated by dividing tangible common equity by the number of shares issued. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company’s value including only earning assets as meaningful to an understanding of the company’s financial information.

A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep 30,	Sep. 30,
	2019	2019	2018	2019	2018
Total Equity	$584,436	$565,363	$498,541	$584,436	$498,541
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,191	1,191	1,180	1,191	1,180
Tangible Common Equity	580,657	561,584	494,751	580,657	494,751

Assets	$4,948,155	$4,975,519	$4,757,619	$4,948,155	$4,757,619
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,191	1,191	1,180	1,191	1,180
Tangible Assets	4,944,376	4,971,740	4,753,829	4,944,376	4,753,829

Ending common shares issued	25,623,016	25,615,216	25,301,732	25,623,016	25,301,732

Tangible Book Value Per Common Share	$22.66	$21.92	$19.55	$22.66	$19.55

Tangible Common Equity/Tangible Assets	11.74%	11.30%	10.41%	11.74%	10.41%

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